UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
(Date of Report (date of earliest event reported)): November 27, 2007
National Bancshares Corporation

(Exact name of registrant specified in its charter)

Ohio	0-14773	34-1518564

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

112 West Market Street, Orrville, Ohio	44667

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code     (330) 682-1010
[not applicable]

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Effective November 20, 2007, the Board of Directors of National Bancshares Corporation and David C. Vernon, President and Chief Executive Officer of National Bancshares Corporation and its subsidiary, First National Bank, have agreed to amend the terms of Mr. Vernon’s November 14, 2006 employment agreement.
The term of the employment period was amended to continue until December 31, 2008. The employment period shall be automatically extended until December 31, 2009, unless Mr. Vernon receives written notice from the Board of Directors on or before November 30, 2008 that the employment period will end on December 31, 2008.
All provisions of the original employment agreement dated November 14, 2006, other than the aforementioned amendment, shall remain in full force and effect.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bancshares Corporation
Date: November 27, 2007	/s/ James R. VanSickle
James R. VanSickle
Senior Vice President and Chief Financial Officer